EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended   Six Months Ended
                                                    June 30,           June 30,
                                              ------------------  ------------------
                                                1998      1997      1998      1997
                                              ========  ========  ========  ========
Net Income.................................   $  9,198  $ 8,581  $  18,029  $ 16,149
                                              ========  ========  ========  ========

Basic earnings per share...................   $   0.28  $   0.26  $   0.55  $   0.50
                                              ========  ========  ========  ========

Weighted average shares outstanding-basic..     32,800    32,552    32,800    32,514
                                              ========  ========  ========  ========

Diluted earnings per share.................   $   0.27  $   0.26  $   0.53  $   0.48
                                              ========  ========  ========  ========

Weighted average shares outstanding-diluted     34,200    33,435    34,200    33,435
                                              ========  ========  ========  ========

Calculation of Weighted Average Shares:
  Weighted Average Common Stock
    Outstanding-basic......................     32,800    32,552    32,800    32,514
                                              ========  ========  ========  ========

  Weighted Average Common Stock Options,
    utilizing the treasury stock method....      1,400       883     1,400       921
                                              --------  --------  --------  --------

Weighted average shares outstanding-diluted     34,200    33,435    34,200    33,435
                                              ========  ========  ========  ========